Exhibit 10.1

EXECUTION COPY

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT dated as of August 30, 2010 (this “Agreement”) by and between Tree.com, Inc., a Delaware corporation (the “Company”), and Douglas R. Lebda (the “Purchaser”).

BACKGROUND

As of the date hereof, Purchaser owns and holds 5,000 shares of Series A Redeemable Preferred Stock (the “Preferred Stock”), par value $0.01 per share, of LendingTree Holdings Corp., a Delaware corporation and wholly-owned subsidiary of the Company (the “Subsidiary”), being all of the issued and outstanding shares of Preferred Stock.  The Preferred Stock has the designations, relative rights, preferences and limitations set forth in the Subsidiary’s Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) filed with the Secretary of State of the State of Delaware.  No dividends have been declared or paid in respect of the Preferred Stock as of the date hereof.

The Company and Purchaser desire to exchange newly issued shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), for certain shares of the Preferred Stock, together with the Accrued Dividends (as defined in the Certificate of Incorporation) in respect of the such shares, on the terms set forth herein (the “Exchange”).

In consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

ARTICLE I

SHARE EXCHANGE

Section 1.1                                      Definitions.  As used in this Agreement, the following capitalized terms shall have the following meanings:

(a)                                  “Vested Preferred Shares” means 3,333 shares of Preferred Stock that have vested pursuant to the terms of the Restricted Share Grant and Stockholder’s Agreement dated as of August 15, 2008 by and among the Company (as successor by assignment to IAC/InterActiveCorp), the Subsidiary and Purchaser, as amended (the “Preferred Stock Agreement”).

(b)                                 “Exchange Preferred Shares” means 2,902.33 shares of Preferred Stock held by the Purchaser, which represent the Vested Preferred Shares for which the aggregate liquidation preference of $2,902,563 and the Accrued Dividends (as defined in the Certificate of Incorporation) in respect thereof of $1,055,932 as of the date hereof equals the Exchange Common Share Value.

(c)                                  “Exchange Common Shares” means 534,900 shares of Common Stock, which represent (i) the number of whole shares of Common Stock the issuance of which would result in an increase in the issued and outstanding Common Stock or voting power of the Company as of the date hereof equal to 5% (with any resulting fraction of a share being rounded down to the nearest whole share) minus (ii) 43.

(d)                                 “Exchange Common Share Value” means the product of the Exchange Common Shares and the Common Stock Value.

(e)                                  “Common Stock Value” means $7.40, which represents the closing price on the Nasdaq Global Market on the trading day preceding the Closing, and is the greatest of (i) the Common Stock VWAP over the 5 consecutive trading days ending on and including the trading day preceding the Closing, (ii) the Common Stock VWAP over the 10 consecutive trading days ending on an including the trading day preceding to the Closing, or (iii) the closing price on the Nasdaq Global Market on the trading day preceding the Closing.

(f)                                    “Common Stock VWAP” means the simple arithmetic average of the daily per share volume-weighted average price of the Common Stock on the Nasdaq Global Market.  The per share volume-weighted average price of the Common Stock for a given trading day, shall be determined by calculating, for each trade on such day, the product of the price per share multiplied by the number of shares for such trade, and by adding all such products and dividing such sum by the total number of shares traded on such day.

Section 1.2                                      Exchange.  At the Closing, pursuant to the Exchange, the Purchaser agrees to transfer to the Company the Exchange Preferred Shares together with the Accrued Dividends (as defined in the Certificate of Incorporation) in respect thereof as of the Closing of $1,055,932, in exchange for which the Company agrees to issue to Purchaser the Exchange Common Shares.

No fractional share of Common Stock will be issued in the Exchange.

Section 1.3                                      Share Exchange Documentation and Closing.

(a)                                  The closing of the Exchange will occur concurrently with the execution of this Agreement on August 30, 2010 (the “Closing”) at the offices of the Company at 11115 Rushmore Drive, Charlotte, North Carolina 28277.

(b)                                 At the Closing, the Company will deliver to Purchaser a certificate representing the Exchange Common Shares issued in the Exchange and the Purchaser will deliver to the Company a certificate representing the Exchange Preferred Shares.  For the avoidance of doubt, Purchaser shall cease to own the Exchange Preferred Shares as of the Closing.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to, and agrees with Purchaser, as of the date hereof (which representations and warranties shall also be true and correct as of the Closing if the Closing does not occur concurrently with the execution of this Agreement), as follows:

Section 2.1                                      Organization.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

Section 2.2                                      Valid Issuance of Exchange Common Shares.  The Exchange Common Shares will be duly authorized, validly issued, fully paid and non-assessable and free and clear of all liens and encumbrances other than restrictions on transfer imposed by applicable securities laws.

Section 2.3                                      Authority.  The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  This Agreement has been duly executed and delivered by the Company, and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to, and agrees with, the Company, as of the date hereof (which representations and warranties shall also be true and correct as of the Closing if the Closing does not occur concurrently with the execution of this Agreement), as follows:

Section 3.1                                      Authority.  Purchaser has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  This Agreement has been duly executed and delivered by Purchaser, and constitutes the valid and binding obligation of Purchaser, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

Section 3.2                                      Purchase Entirely for Own Account.  The Exchange Common Shares are being acquired by Purchaser for investment for Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  Purchaser further represents that he does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant any participation with respect to any of the Exchange Common Shares.

Section 3.3                                      No Commissions. No commission, fee or other remuneration is to be paid or given, directly or indirectly, to any person or entity for soliciting Purchaser to purchase the Exchange Common Shares.

Section 3.4                                      Investment Experience and Access to Information.  Purchaser is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”).  Purchaser is aware of the Company’s business affairs and financial condition and has had full access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Exchange Common Shares.  Purchaser has such business and financial experience as is required to give him the ability to protect his own interests in connection with the purchase of the Exchange Common Shares.  Purchaser has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Exchange Common Shares.

Section 3.5                                      Ability to Bear Risk. Purchaser is able to bear the economic risk of his investment in the Exchange Common Shares for an indefinite period of time and Purchaser understands that the Exchange Common Shares have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser acknowledges that he could bear a complete or significant loss of his investment in the Exchange Common Shares.  Purchaser understands that his investment in the Exchange Common Shares involves a significant degree of risk including a risk of total loss of its investment, and he is fully aware of and understands all the risk factors related to the Exchange and the issuance of the Exchange Common Shares.  Purchaser has consulted his own tax advisor as to the personal tax consequences of the Exchange.

Section 3.6                                      Restricted Securities.

(a)                                  Purchaser understands that the Exchange Common Shares are “restricted” under applicable U.S. federal and state securities laws inasmuch as it is being acquired from the Company in a transaction not involving a public offering and that, pursuant to these laws and applicable regulations, Purchaser must hold the Exchange Common Shares indefinitely unless it is registered with the Securities and Exchange Commission (the “SEC”), and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including the timing and manner of sale, the holding period for the Exchange Common Shares, and on requirements relating to the Company which are outside of Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.  In this connection, Purchaser represents that he is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

Section 3.7                                      Legends.  Purchaser understands that the Exchange Common Shares, and any securities issued in respect thereof or exchange therefor, may bear the following legends:

(a)                                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.”

(b)                                 Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

Section 3.8                                      Disclosure.  Purchaser has disclosed to the Company all information material and relevant to the determination by the Company and its Board of Directors to enter into the transaction contemplated hereby.

Section 3.9                                      No Encumbrances.  Purchaser is the sole and exclusive holder and beneficial owner of the Exchange Preferred Shares free and clear of all liens, pledges, hypothecations, claims or encumbrances, and no other person, firm or corporation has any interest whatsoever in the Exchange Preferred Shares.

Section 3.10                                Reliance.  Purchaser acknowledges that the Company will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements.

ARTICLE IV

MISCELLANEOUS

Section 4.1                                      Notices.  All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or by facsimile or three business days after having been sent by certified mail, return receipt requested, postage prepaid, to the parties to this Agreement at the following address or to such other address either party to this Agreement shall specify by notice to the other party:

(i)                                     If to the Company:

Tree.com, Inc.

11115 Rushmore Drive

Charlotte, NC 28277

Attention:    Debra Ashley, Vice President & Assistant General Counsel

Facsimile:    (949) 255-5131

(ii)                                  If to Purchaser:

Douglas R. Lebda

c/o Tree.com, Inc.

11115 Rushmore Drive

Charlotte, NC 28277

Facsimile:    (949) 255-5155

Section 4.2                                      Further Assurances.  Each party hereto shall do and perform or cause to be done and performed all further acts and shall execute and deliver all other agreements, certificates, instruments and documents as the other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transaction contemplated hereby and thereby.

Section 4.3                                      Amendments and Waivers.

(a)                                    Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is duly executed and delivered by the Company and Purchaser.

(b)                                   No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 4.4                                      Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the non-assigning party hereto.

Section 4.5                                      Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

Section 4.6                                      Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties and/or their affiliates with respect to the subject matter of this Agreement.

Section 4.7                                      Effect of Headings.  The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 4.8                                      Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by law.

Section 4.9                                      Public Announcements.  Subject to each party’s disclosure obligations imposed by law, each of the parties hereto agree that the terms of this Agreement shall not be disclosed or otherwise made available to the public and that copies of this Agreement shall not be publicly filed or otherwise made available to the public.

Section 4.10                                Counterparts; Third Party Beneficiaries.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument.  No provision of this Agreement shall confer upon any person other than the parties hereto any rights or remedies hereunder.

Section 4.11                                Waiver of Jury Trial.  Each of the parties to this Agreement hereby waives, to the fullest extent permitted by law, any right to trial by jury of any claim, demand, action, or cause of action (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the transactions related hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise.  Each of the parties to this Agreement hereby agrees and consents that any such claim, demand, action, or cause of action shall be decided by court trial without a jury and that the parties to this Agreement may file an original counterpart of a copy of this Agreement with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

Section 4.12                                Remedies.  Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys’ fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor.  The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may, in its sole discretion, apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions of this Agreement.

Section 4.13                                Regulatory Filings; Expenses.  Each party shall be responsible for making their respective filings or disclosures with any state or federal agency.  In addition, each party shall bear its own expenses in connection with the negotiation and preparation of this Agreement and its consummation of the transactions contemplated hereby, including without limitation the fees and expenses of its counsel, accountants and consultants.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

TREE.COM, INC.

By:	/s/ Christopher Hayek
Name:	Christopher Hayek
Title:	SVP and Chief Accounting Officer

PURCHASER:

/s/ Douglas R. Lebda
Douglas R. Lebda